Exhibit 99.1

NEWS RELEASE

Media Contact: Chris Pearsall, cmpearsall@magellanhealth.com, (860) 507-1923 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

SECOND QUARTER 2012 FINANCIAL RESULTS

AVON, Conn. — July 27, 2012 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the second quarter of 2012, as summarized below. For the quarter ended June 30, 2012, the company reported net revenue of $805.5 million, segment profit of $64.8 million, and net income of $27.0 million or $0.97 per diluted common share.  Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

Second Quarter Financial Results at a Glance

	Three Months Ended June 30			Six Months Ended June 30
(Millions, except per share results)	2012	2011	Increase/ (Decrease)	2012	2011	Increase/ (Decrease)
Revenue	$805.5	$698.3	15.4%	$1,578.7	$1,391.1	13.5%
Segment Profit	64.8	75.9	(14.6)%	120.2	151.7	(20.8)%
Net Income	27.0	34.2	(21.1)%	47.8	68.5	(30.2)%
Earnings per Share	0.97	1.07	(9.3)%	1.72	2.09	(17.7)%

As of June 30, 2012, the company had unrestricted cash and investments of $239.5 million.  “Magellan had a strong second quarter, allowing us to complete a solid first half of the year,” said René Lerer, M.D., chairman and chief executive officer.  “Each of our business segments contributed to our favorable results, and each continues to make strides in expanding our existing business and achieving new business growth.

“We’ve had several achievements recently that demonstrate our momentum in the marketplace and the execution of our growth strategy.  We have been awarded a PBM contract, subject to negotiation of final terms, by a large employer. This represents an important step in advancing our Total Drug SolutionsSM suite of products and our pharmacy growth strategy.  We also continued our groundbreaking work to create a new model of care for individuals with serious mental illness, and to advance our Medicaid strategy by customizing it to compete for business in key states like Arizona, Massachusetts and Florida.  Across the company, we are focused on taking the necessary steps to fuel profitable growth — by developing new products and services, committing to operational excellence and expanding into new markets.”

Outlook

“Magellan performed well during the quarter generating strong financial results, and made excellent progress on our growth initiatives.” said Jonathan N. Rubin, chief financial officer.  “This progress continues to give us confidence that our strategic investments will yield future profitable growth.

“We are reaffirming our guidance for 2012, which reflects net revenue in the range of $3.2 billion to $3.4 billion, and net income in the range of $91 million to $109 million, translating into diluted earnings per share in the range of $3.25 to $3.89. Additionally, we continue to expect segment profit for 2012 to be in the range of $240 million to $260 million, and unrestricted cash and investments to increase between $91 million and $136 million. Our guidance does not assume the impact of any future share repurchases.”

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Friday, July 27, 2012.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Second Quarter 2012 Earnings Call approximately 15 minutes before the start of the call.  The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of June 30, 2012, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.7 million members in our behavioral health business, 17.1 million members in our radiology benefits management segment, and 7 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment served 40 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment served 24 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2012 net revenue, net income, segment profit, earnings per share, changes in unrestricted cash and investments, profitable growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 28, 2012, and the company’s subsequent Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012 (1)	2011	2012 (1)

Net revenue	$698,338	$805,473	$1,391,093	$1,578,686

Cost and expenses:
Cost of care	441,446	521,830	875,146	1,027,123
Cost of goods sold	53,404	82,855	109,923	163,893
Direct service costs and other operating expenses (2)	131,779	140,333	263,346	276,922
Depreciation and amortization	14,267	15,152	28,219	29,933
Interest expense	494	576	965	1,176
Interest income	(858)	(857)	(1,673)	(1,269)
	640,532	759,889	1,275,926	1,497,778
Income before income taxes	57,806	45,584	115,167	80,908
Provision for income taxes	23,575	18,611	46,638	33,145
Net income	34,231	26,973	68,529	47,763
Other comprehensive (loss) income (3)	(19)	(85)	78	88
Comprehensive income	$34,212	$26,888	$68,607	$47,851

Weighted average number of common shares outstanding — basic	31,301	27,317	32,171	27,258
Weighted average number of common shares outstanding — diluted	31,903	27,717	32,775	27,732

Net income per common share — basic	$1.09	$0.99	$2.13	$1.75
Net income per common share — diluted	$1.07	$0.97	$2.09	$1.72

(1)         For a more detailed discussion of Magellan’s results for the quarterly period ended June 30, 2012, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on July 27, 2012, and the live broadcast or taped replay of the Company’s earnings conference call on July 27, 2012, which will be available at www.MagellanHealth.com.

(2)         Includes stock compensation expense of $4,205 and $4,365 for the three months ended June 30, 2011 and 2012, respectively, and $8,983 and $9,467 for the six months ended June 30, 2011 and 2012, respectively.

(3)         Amounts are net of income tax provision (benefit) of $(12) and $(55) for the three months ended June 30, 2011 and 2012, respectively, and $49 and $56 for the six months ended June 30, 2011 and 2012, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2011	2012 (1)

Cash flows from operating activities:
Net income	$68,529	$47,763

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	28,219	29,933
Non-cash interest expense	213	360
Non-cash stock compensation expense	8,983	9,467
Non-cash income tax expense	6,885	7,143
Non-cash amortization on investments	6,648	3,720
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	13,697	(22,845)
Accounts receivable, net	(77,031)	1,428
Pharmaceutical inventory	(17,117)	1,213
Other assets	(4,024)	(3,066)
Accounts payable and accrued liabilities	(27,098)	(20,022)
Medical claims payable and other medical liabilities	(12,390)	20,208
Other	2,598	(270)
Net cash (used in) provided by operating activities	(1,888)	75,032

Cash flows from investing activities:
Capital expenditures	(26,693)	(36,877)
Acquisitions and investments in businesses, net of cash acquired	(274)	—
Purchase of investments	(187,807)	(143,155)
Maturity of investments	123,043	150,890
Net cash used in investing activities	(91,731)	(29,142)

Cash flows from financing activities:
Payments to acquire treasury stock	(211,451)	—
Proceeds from issuance of equity	20,000	—
Proceeds from exercise of stock options and warrants	28,842	3,003
Other	391	(735)
Net cash (used in) provided by financing activities	(162,218)	2,268

Net (decrease) increase in cash and cash equivalents	(255,837)	48,158
Cash and cash equivalents at beginning of period	337,179	119,862
Cash and cash equivalents at end of period	$81,342	$168,020

(1)         The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 will be filed with the SEC on July 27, 2012.

(2)         Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the six months ended June 30, 2011 and 2012, restricted investments of $84,077 and $19,474 respectively, were shifted to restricted cash that resulted in an operating cash flow use.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012 (1)	2011	2012 (1)

Net revenue
- Commercial	$139,686	$178,227	$289,721	$358,751
- Public Sector	362,284	410,136	712,800	799,024
- Radiology Benefits Management	90,608	88,826	179,820	165,683
- Specialty Pharmaceutical Management	69,366	101,976	139,596	202,174
- Medicaid Administration (2)	56,637	43,026	109,930	90,880
- Elimination (2)	(20,243)	(16,718)	(40,774)	(37,826)
Total net revenue	698,338	805,473	1,391,093	1,578,686

Cost of care
- Commercial	79,122	110,847	154,435	223,019
- Public Sector (2)	309,934	355,113	614,855	699,425
- Radiology Benefits Management	53,828	57,874	108,545	108,284
- Medicaid Administration	18,805	14,714	38,085	34,221
- Elimination (2)	(20,243)	(16,718)	(40,774)	(37,826)
Total cost of care	441,446	521,830	875,146	1,027,123

Cost of goods sold — Specialty Pharmaceutical Management	53,404	82,855	109,923	163,893

Direct service costs and other operating expenses
- Commercial	39,112	42,456	76,920	84,818
- Public Sector	16,486	23,304	33,462	43,901
- Radiology Benefits Management	15,858	13,582	32,563	27,068
- Specialty Pharmaceutical Management	6,083	6,206	12,095	12,673
- Medicaid Administration	25,849	20,742	51,835	43,294
- Corporate	28,391	34,043	56,471	65,168
Total direct service costs and other operating expenses	131,779	140,333	263,346	276,922

Stock compensation expense (3)
- Commercial	(218)	(270)	(469)	(537)
- Public Sector	(214)	(269)	(436)	(556)
- Radiology Benefits Management	(401)	(360)	(883)	(760)
- Specialty Pharmaceutical Management	(133)	(152)	(259)	(324)
- Medicaid Administration	(41)	(84)	(64)	(142)
- Corporate	(3,198)	(3,230)	(6,872)	(7,148)
Total stock compensation expense	(4,205)	(4,365)	(8,983)	(9,467)

Segment profit (loss)
- Commercial	21,670	25,194	58,835	51,451
- Public Sector	36,078	31,988	64,919	56,254
- Radiology Benefits Management	21,323	17,730	39,595	31,091
- Specialty Pharmaceutical Management	10,012	13,067	17,837	25,932
- Medicaid Administration	12,024	7,654	20,074	13,507
- Corporate and Elimination	(25,193)	(30,813)	(49,599)	(58,020)
Total segment profit	$75,914	$64,820	$151,661	$120,215

Reconciliation of segment profit to income before income taxes:
Segment profit	$75,914	$64,820	$151,661	$120,215
Stock compensation expense.	(4,205)	(4,365)	(8,983)	(9,467)
Depreciation and amortization	(14,267)	(15,152)	(28,219)	(29,933)
Interest expense	(494)	(576)	(965)	(1,176)
Interest income	858	857	1,673	1,269
Income before income taxes	$57,806	$45,584	$115,167	$80,908

(1)         The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 will be filed with the SEC on July 27, 2012.

(2)         Public Sector has subcontracted with Medicaid Administration to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)         Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.